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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): May 16, 1996

                        Commission file number 0-26980


                          ARV ASSISTED LIVING, INC.
            (Exact name of Registrant as specified in its charter)



             CALIFORNIA                                          33-016098
   (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

      245 FISCHER AVENUE, D-1
           COSTA MESA, CA                                           92626
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                           (ZIP CODE)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400


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ITEM 5.  OTHER EVENTS.

OFFER TO PURCHASE LIMITED PARTNERSHIP UNITS OF AMERICAN RETIREMENT VILLAS PROPERTIES II

        Today, ARV Assisted Living, Inc. (the "Company") filed a tender offer (the "Offer") with the Securities and Exchange Commission disclosing its offer to purchase all outstanding limited partnership units of American Retirement Villas II, a California limited partnership, not owned by the Company. Pursuant to the terms of the Offer, the Company is offering to purchase any and all of these 34,885.542 limited partnership units at a net cash price of $720.00 per unit. In order for a tendering unitholder to participate in the Offer, limited partnership units must be validly tendered and not withdrawn prior to the expiration date which is 10:00 p.m., Dallas, Texas time, on June 14, 1996 (unless extended).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        No financial statements are attached. A press release which discussed the Offer was issued on May 16, 1996 is attached hereto as Exhibit 99.



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        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.

By:  /s/ Patrick M. Donovan
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     Patrick M. Donovan
     Vice President Finance
     (Duly authorized officer)

Date: May 16, 1996



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